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                                  EXHIBIT 23

                   Consent of Independent Public Accountants
                   -----------------------------------------


The Board of Directors
Associated Banc-Corp:

                    Re: Registration Statement on Form S-8

                          .  #2-99096    .  #33-16952
                          .  #33-24822   .  #33-35560
                          .  #33-67436   .  #33-86790
                          .  #33-63545   .  #33-54658
                          .  #2-77435    .  #333-46467

                    Re: Registration Statement on Form S-3

                          .  #2-98922    .  #33-67434
                          .  #33-28081   .  #33-63557

We consent to incorporation by reference in the subject Registration Statements on Form S-8 and S-3 of Associated Banc-Corp of our report dated January 22, 1998, relating to the consolidated statements of financial condition of Associated Banc-Corp and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Associated Banc-Corp.


Chicago, Illinois                              /s/ KPMG Peat Marwick LLP
March 19, 1998